UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SLR Investment Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SLR INVESTMENT CORP
REMINDER NOTICE - IMPORTANT PLEASE VOTE TODAY
Dear Fellow Stockholder:
Enclosed you will find proxy materials relating to SLR Investment Corp.’s Annual Meeting of Stockholders to be held on October 26, 2022.
Because we have not yet heard from you, we are sending you this reminder notice and ask that you please vote your shares today. As a stockholder, you have the right to vote by mail, over the Internet, or by telephone, and we are asking you to do so today in order to save SLR Investment Corp. further costs and to ensure that your vote is counted. Instructions on how to vote over the telephone or Internet are enclosed in this package.
Your broker will be unable to vote your shares with respect to any matters to be voted on at the meeting if you do not provide instructions to your broker. Therefore, we strongly encourage you to call in your vote, vote over the internet or submit your enclosed voting form in order to exercise your right to vote.
Your shares cannot be represented at the Annual Meeting with respect to any matters to be voted upon unless you either sign and return the enclosed voting form or vote by telephone or over the Internet.
If you sign and return the enclosed form without indicating a choice, your shares will be voted “FOR” the election of the named nominee for director and “FOR” the proposal to authorize the sale of shares of common stock at below net asset value per share.
Thank you for your investment in SLR Investment Corp. and for voting your shares. If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-267-0201.
Sincerely yours,
Michael Gross
Bruce Spohler
Chairman, Co-Chief Executive Officer and President
Co-Chief Executive Officer and Chief Operating Officer